Exhibit 1

                             JOINT FILING AGREEMENT


                  JOINT FILING AGREEMENT (this "Agreement"), dated as of May 9, 2005, among TPG Advisors III, Inc., a Delaware corporation ("Advisors III"), TPG Advisors IV, Inc., a Delaware corporation ("Advisors IV"), Warburg Pincus Private Equity VIII, L.P., a Delaware limited partnership ("WP VIII"), Warburg Pincus Partners LLC, a New York limited liability company ("WP Partners"), Warburg Pincus & Co., a New York general partnership ("WP"), Warburg Pincus LLC, a New York limited liability company ("WP LLC"), Newton Acquisition, Inc. ("Parent") and Newton Acquisition Merger Sub., Inc. ("Merger Sub" and, together with Advisors III, Advisors IV, WP VIII, WP Partners, WP, WP LLC and Parent, the "Reporting Persons").

                               W I T N E S S E T H

                  WHEREAS, as of the date hereof, each of the Reporting Persons is filing their statement on Schedule 13D (the "Schedule 13D") with respect to the Class B common stock, par value $0.01 per share, of The Neiman Marcus Group, Inc., a Delaware corporation;

                  WHEREAS, each of the Reporting Persons is individually eligible to file the Schedule 13D;

                  WHEREAS, each of the Reporting Persons wishes to file the
Schedule 13D and any future amendments thereto jointly and on behalf each of the Reporting Persons, pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 (the "Exchange Act");

                  NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the parties hereto agree as follows:

                      1. The Reporting Persons hereby agree that the Schedule 13D is, and any future amendments to the Schedule 13D will be, filed on behalf of each of the Reporting Persons pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.

                      2. Each of the Reporting Persons hereby acknowledges that, pursuant to Rule 13d-1(k)(1)(i) under the Exchange Act, such Reporting Person is responsible for the timely filing of the Schedule 13D and any future amendments thereto, and for the completeness and accuracy of the information concerning such Reporting Person contained therein, and is not responsible for the completeness and accuracy of the information concerning the other Reporting Persons contained therein, unless such Reporting Person knows or has reason to know that such information is inaccurate.

                      3. Each of the Reporting Persons hereby agrees that this Agreement shall be filed as an exhibit to the Schedule 13D, pursuant to Rule 13d-1(k)(1)(iii) under the Exchange Act.


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                                    SIGNATURE

                  IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representative as of the day and year first above written.


                             TPG ADVISORS III, INC.

                             By: /s/ David A. Spuria
                                 ------------------------------
                             Name:  David A. Spuria
                             Title: Vice President and Secretary


                             TPG ADVISORS IV, INC.

                             By: /s/ David A. Spuria
                                 ------------------------------
                             Name:  David A. Spuria
                             Title: Vice President and Secretary


                             WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                             By:  WARBURG PINCUS PARTNERS LLC
                                  Its General Partner

                             By:  WARBURG PINCUS & CO.,
                                  Its Managing Member

                             By: /s/ Scott A. Arenare
                                 ------------------------------
                             Name:  Scott A. Arenare
                             Title: Partner


                             WARBURG PINCUS LLC

                             By: /s/ Scott A. Arenare
                                 ------------------------------
                             Name:  Scott A. Arenare
                             Title: Managing Director


                              WARBURG PINCUS & CO.

                             By: /s/ Scott A. Arenare
                                 ------------------------------
                             Name:  Scott A. Arenare
                             Title: Partner


                              WARBURG PINCUS PARTNERS LLC

                              By:  Warburg Pincus & Co., its Managing Member


                             By: /s/ Scott A. Arenare
                                 ------------------------------
                             Name:  Scott A. Arenare
                             Title: Partner

                              NEWTON ACQUISITION, INC.

                             By: /s/ David A. Spuria
                                 ------------------------------
                             Name:  David A. Spuria
                             Title: Vice President and Secretary

                              NEWTON ACQUISITION MERGER SUB., INC.

                             By: /s/ David A. Spuria
                                 ------------------------------
                             Name:  David A. Spuria
                             Title: Vice President and Secretary